EXHIBIT 10.57



                          MEMORANDUM OF UNDERSTANDING
                        Dated as of September 13, 2002


                                    between


                     INTER-AMERICAN FINANCIAL CORPORATION


                           FLORIDA ICE AND FARM CO.


                                      and

                             HEINEKEN FINANCE N.V.

     This Memorandum of Understanding (the "MOU"), dated as of September 13, 2002, is entered into by and among Inter-American Financial Corporation, a Panamanian corporation and wholly-owned subsidiary of Panamerican Beverages, Inc. (referred to herein as "Panamco"), Florida Ice and Farm Co., a sociedad anonima organized and existing under the laws of the Republic of Costa Rica ("FIFCO"); and Heineken Finance N.V., a limited liability company organized and existing under the laws of the Netherlands Antilles ("Beer").

                                   RECITALS:

     A. Certain shareholders of Coca-Cola de Panama Compania Embotelladora, S.A. ("Coca-Cola") and Cerveceria Baru-Panama, S.A. ("CBP") have initiated a process to sell Coca-Cola and CBP (the "Transaction");

     B. Panamco, FIFCO and Beer (each a "Party", and collectively, the "Parties") desire to establish a Panamanian company as a special purpose vehicle ("SPV") to submit a joint bid for the purchase of Coca-Cola and CBP;

     C. If the SPV is successful in the acquisition of control of Coca-Cola and CBP, then, subject to local laws and regulations, the shares of Coca-Cola will promptly thereafter be sold to Panamco and the shares of CBP will be sold to Beer and FIFCO, as provided herein. If such sales are not permissible under such local laws and regulations, then the Parties shall mutually agree upon an alternative transaction structure, as provided herein;

     D. If the SPV is successful in the acquisition of control of Coca-Cola and CBP, the Parties will work cooperatively to jointly operate those services that are currently operated on a shared basis by Coca-Cola and CBP; and

     E. The Parties intend for the SPV to be an initial step in the creation of a broader joint venture in Panama and throughout Central America and to work cooperatively towards that end.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, the Parties agree as follows:

                                   ARTICLE I
                                    THE BID

     SECTION 1.01. THE BID. Panamco, FIFCO and Beer will work cooperatively to timely submit a joint offer through the SPV for the purchase of the Soft Drink Business and the Beer Business (as each such term is defined below). The offer may specify both the aggregate price for the Soft Drink Business and the Beer Business and the component prices for each of the Soft Drink Business and the Beer Business. In addition, the initial offer may indicate the price that Panamco, acting in its individual capacity and not as part of the SPV, would be willing to pay for the Soft Drink Business and the price that FIFCO and Beer, acting in their individual capacities and not as part of the SPV, would be willing to pay jointly for the Beer Business. The Contrato de Promesa de Compraventa de Acciones ("Contrato") to be submitted with the bid will be made in the name of the SPV.

     SECTION 1.02. Valuation. Panamco has valued Coca-Cola (i.e., 100% of the capital stock of Coca-Cola, but not including: (i) the 43.39% interest Coca-Cola holds in CBP; and (ii) the 8.15% interest that Coca-Cola's subsidiary, Crecimientos y Desarrollo, S.A. holds in CBP) (referred to herein as the "Soft Drink Business") in the amount (the "Soft Drink Price") as agreed among the Parties and the SPV. FIFCO and Beer have valued CBP (i.e., 100% of the capital stock of CBP and referred to herein as the "Beer Business") in the amount (the "Beer Price") as agreed among the Parties and the SPV. The SPV's bid for 100% of the capital stock of Coca-Cola and 100% of the capital stock of CBP will be equal to the sum of the amount for the Soft Drink Business and the amount for the Beer Business, as such amounts may be amended as provided above.

     SECTION 1.03. GENERAL RESPONSIBILITIES OF THE PARTIES REGARDING THE BID. In furtherance of the intent of the Parties set forth in this MOU, the Parties agree as follows:

     (a) Negotiations: The Parties will provide each other with copies of all draft agreements related to the Transaction and shall use their commercially reasonable efforts to negotiate jointly all material points thereto raised by the other Party in good faith. The Parties shall promptly advise each other of the substance of all past and future contact and communications with Coca-Cola, CBP, its selling shareholders or representatives thereof with respect to the Transaction. The final Contrato to be signed by the SPV will be approved in writing in advance by each Party.

     (b) Due Diligence: Each Party agrees to involve the other Parties in the due diligence process and to advise the other Parties of the results of their due diligence investigation.

     (c) Exclusivity: Each Party agrees to work exclusively with the other Parties and to cease negotiations or discussions with all other parties other than the selling shareholders, Coca-Cola, CBP and their representatives with respect to the Transaction. Except as set forth below, no Party shall submit a separate bid (either on their own or with a third party) with respect to the Transaction if the SPV submits a bid. In the event that the Parties decide not to enter a joint bid with respect to the Transaction, then Panamco shall have the right (with prior written notice to the other Parties) to individually submit a bid for the purchase of the Soft Drink Business and FIFCO and Beer shall have the right (with prior written notice to the other Parties) to individually or jointly submit a bid for the purchase of the Beer Business. In the event that the Parties, through the SPV, enter a joint bid with respect to the Transaction but, after the entry of such bid, the Sellers notify the Parties that the Sellers intend to terminate or materially delay the sale process with respect to either the Soft Drink Business or the Beer Business, then Panamco shall have the right (with prior written notice to the other Parties) to individually submit a bid for the purchase of the Soft Drink Business outside the SPV and FIFCO and Beer shall have the right (with prior written notice to the other Parties) to jointly submit a bid for the purchase of the Beer Business outside the SPV. Furthermore, in the event that the Parties, through the SPV, enter a joint bid with respect to the Transaction but the Sellers indicate that the bid for either the Soft Drink Business or the Beer Business is insufficient, then the Parties shall work cooperatively outside of the SPV to improve the bid through the SPV and failing an agreement of the Parties to so improve the bid, then Panamco shall have the right (with prior written notice to the other Parties) to individually submit a bid for the purchase of the Soft Drink Business outside the SPV and FIFCO and Beer shall have the right (with prior written notice to the other Parties) to jointly submit a bid for the purchase of the Beer Business outside the SPV. Such individual bids do not preclude either party from cooperating or teaming up in the course of the bid with any third party with respect to the Soft Drink Business or the Beer Business, provided that the bid of such third party for the relevant business is higher than the highest bid of the other Party to this MOU, and provided further that before a Party teams up with any such third party, that Party shall have given written notice to the applicable other Party or Parties of the higher bid and a full opportunity for the applicable other Party or Parties to match the higher bid of the third party.



                                  ARTICLE II
                            SPECIAL PURPOSE VEHICLE

     SECTION 2.01. FORMATION OF SPV. On (or prior to) the execution of this MOU, the Parties will immediately cause the SPV to be established as a corporation under the laws of Panama and in accordance with the terms and conditions of this MOU. The Parties will make contributions in the aggregate amount of $10,000. Of such amount, Panamco will make a contribution equal to the percentage that the Soft Drink Price represents to the sum of the Soft Drink Price and the Beer Price. Beer and FIFCO will make a contribution equal to the percentage that the Beer Price represents to the sum of the Soft Drink Price and the Beer Price. Beer will be responsible for 75% of the Beer/FIFCO contribution and FIFCO will be responsible for the remaining 25% of the Beer/FIFCO contribution. To the extent that the Soft Drink Price and/or the Beer Price is amended from time to time as contemplated by Section 1.02 above, then the Parties shall, if necessary, increase the capital of the SPV and make such additional contributions as necessary so that the relative contributions and equity interests of the Parties shall be based on the relative value of the Soft Drink Price and the Beer Price, as so amended.

     The SPV will use such funds to initially establish the company. All contributions will be paid in cash in U.S. dollars in immediately available funds. Each of the Parties will receive a number of shares of the equity capital of the SPV proportional to the total value of its respective contributions. The Parties will hold their equity participation in the SPV in the most tax efficient manner for each of the Parties, taking into consideration the particular features of the legislation to which each of the Parties is subject. In connection with the formation of the SPV, the Parties will cause mutually acceptable Articles of Incorporation and Bylaws of the SPV to be adopted. All costs directly related to the formation of the SPV will be borne pro rata by the Parties based upon their respective equity interests in the SPV. No Party shall transfer any of its shares of the equity capital of the SPV to any third party (other than to such Party's affiliates that are controlled by the transferring Party) without the prior written consent of each of the other Parties.

     SECTION 2.02. PURPOSE OF SPV. The purpose of the SPV will be to submit:
(i) the bid for the acquisition of the Soft Drink Business and the Beer Business as provided by Section 1.01 above; and (ii) if the SPV is awarded the winning bid, to enforce its rights and perform its obligations under the Contrato, including, without limitation, the public offers (collectively, "OPA") for 100% of the outstanding shares of Coca-Cola and CBP. If the SPV is not awarded the winning bid with respect to the Transaction, the Parties will, unless otherwise decided by the Board of Directors of the SPV, cause the SPV to be liquidated and dissolved.

     SECTION 2.03. OPERATION OF THE SPV. The Board of Directors of the SPV will be comprised of one representative appointed by Panamco, one representative appointed by Beer and one representative appointed by FIFCO. All acts of the SPV shall require the prior unanimous approval by the full Board of Directors.

     SECTION 2.04. FUNDING OF THE OPA. The SPV will fund the OPA through debt financing as follows. Panamco will loan the SPV an amount ("Soft Drink Purchase Price") equal to 100% of the amount of the Soft Drink Business. FIFCO will loan the SPV an amount equal to 25% of the amount ("Beer Purchase Price") of the Beer Business and Beer will loan the SPV an amount equal to 75% of the Beer Purchase Price. Such loans shall be evidenced by promissory notes mutually acceptable to the Parties and shall be made at such time as is necessary and appropriate to effect the OPA and/or consummate the Transaction. To the extent funds lent to the SPV by any Party pursuant to this Section 2.04 are not used by the SPV in the acquisition of the Soft Drink Business or the Beer Business, as the case may be, then such amounts shall be returned to such Party. The Parties acknowledge and agree that they will provide any funding requirements or credit enhancements, including without limitation guarantees, to the SPV on terms required by applicable law and to be mutually agreed by all of the Parties.

     SECTION 2.05. CONTINUED OPERATION OF SHARED SERVICES. If the SPV is successful in the acquisition of control of the Soft Drink Business and the Beer Business, the Parties (through Coca-Cola and CBP) will work cooperatively to jointly operate those services that are currently operated on a shared basis by Coca-Cola and CBP. During the six month period following the acquisition, the Parties will review and evaluate such shared services and will formalize the provision of such services pursuant to mutually acceptable agreements and terms, including the distribution of malt products; provided that, during such six month period, the Parties shall operate such shared services on substantially the same terms and conditions under which they currently are operated.

     SECTION 2.06. FUTURE COOPERATION. The SPV will be initially formed for the purposes set forth in Section 2.02 above. The Parties however intend for this MOU to be an initial step for further cooperation in Panama and in the countries in which Panamco operates in Central America. Towards that end, the Parties (and certain of their affiliates) will, contemporaneous with the execution and as a condition precedent of this MOU, enter into a mutually-acceptable non-competition agreement with respect to beer and carbonated soft drinks in Costa Rica. In addition, the Parties agree to use their best efforts to evaluate alternatives to expand the scope of the cooperation between the Parties, which may include among others: (i) the joint distribution of beer and Non-Alcoholic Beverages (as defined below); and (ii) the distribution of Tropical in countries in which Panamco operates in Central America and in Panama. If Panamco is precluded from distributing Tropical in Panama, then the Parties will use their best efforts to enter into a profit-sharing arrangement for the distribution of Tropical by CBP; it being understood that, absent such agreement, the non-competition provision set forth in Section 2.09 below precludes the distribution of Tropical in Panama by FIFCO or Beer (and their affiliates).

     SECTION 2.07. SPV'S TRANSFER OF COCA-COLA AND CBP. If the SPV is successful in the acquisition of control of the Soft Drink Business and/or the Beer Business, then promptly after such acquisition the SPV shall sell the Soft Drink Business to Panamco for the Soft Drink Purchase Price and shall sell FIFCO and Beer the Beer Business for the Beer Purchase Price;

provided that if such sales are not permissible under local laws and regulations, then the Parties shall mutually agree upon an alternative transaction structure (including, as a first alternative, the liquidation/dissolution of the SPV in which case Panamco shall have a liquidation preference over the Soft Drink Business and Beer and FIFCO shall have a liquidation preference over the Beer Business). Payment for such assets shall be effected by the cancellation and set-off of the respective Party's promissory notes referred to in Section 2.04 above. Costs and expenses incurred in connection with such sales or other transfers that are attributable to the Soft Drink Business shall be borne by Panamco and costs and expenses incurred in connection with such sales or other transfers that are attributable to the Beer Business shall be borne equally by FIFCO and Beer.

     SECTION 2.08. INDEMNIFICATION PROCEEDS OF THE CONTRATO. With respect to claims for indemnification (or holdback of funds through any escrow arrangement) that the SPV may be entitled to assert in connection with an OPA or the prospectuses, the proceeds received pursuant to any such claim shall be distributed as follows:

     (a) to FIFCO and Beer to the extent that such payments are attributable to the escrow/holdback relating to the acquisition of the Beer Business;

     (b) to Panamco to the extent that such payments are attributable to the escrow/holdback relating to the acquisition of the Soft Drink Business; and

     (c) to the extent that any such payments are attributable to both the Beer Business and the Soft Drink Business, to the Parties in the relative proportion that such payments relate to the escrows/holdbacks relating to the acquisition of the Beer Business and the Soft Drink Business, or if such relative proportion cannot be determined, then in the same proportions as the Parties' respective equity interests in the SPV.

     SECTION 2.09. NONCOMPETITION. If the SPV is successful in the acquisition of the Soft Drink Business and the Beer Business, then the Parties agree that for a period of twenty (20) years after such acquisition, (a) none of FIFCO and Beer or any of their respective current or future affiliates, will engage, either directly or indirectly, in producing, importing, bottling, distributing or selling non-alcoholic beverages, including carbonated soft drinks, juices, juice-based products, water, teas and isotonics ("Non-Alcoholic Beverages") in Panama and (b) none of Panamco or any of its current or future affiliates, will engage, either directly or indirectly, in producing, importing, bottling, distributing or selling alcoholic beverages (including, without limitation, beer, wine and spirits) in Panama; provided, however, that nothing in this
Section 2.09 shall prohibit any of the Parties or any of their respective current or future affiliates from engaging in any transaction or other action described above with a counterparty that owns or otherwise controls Panamanian assets so long as such Party or affiliate promptly sells or otherwise divests itself of such Panamanian assets to the extent necessary such that, after the consummation of such sale or divestiture, such Party or affiliate is in compliance with this Section 2.09. Notwithstanding the foregoing, Beer and FIFCO may produce, import, bottle, distribute and sell all malt-based beverages and non-alcoholic beer in Panama.

     For purposes of this Section 2.09, "engage" shall mean to engage in, or own, manage, operate or control, or actively participate in the ownership, management, operation or control of a business or entity, as a proprietor, partner, stockholder, director, executive, consultant, venturer or in any other capacity, other than investments (A) in non-equity securities of a publicly traded company not exceeding the lesser of (x) 15% of the outstanding non-equity securities of any such company or (y) $10 million in value of the outstanding non-equity securities of such company and (B) in equity securities of a publicly traded company not exceeding the lesser of (x) 15% of the outstanding equity securities of any such company or (y) $10 million in value of the outstanding equity securities of such company.

     SECTION 2.10. CROSS INDEMNITY. FIFCO and Beer agree (severally based on their relative equity participation in the SPV) to indemnify and hold Panamco and its officers, directors and representatives harmless from and against any action, cost, damage, disbursement, expense, liability, loss, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including but not limited to, interest or other carrying costs, penalties, legal and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement (collectively, a "Loss"), that may be imposed on or otherwise incurred or suffered by Panamco arising, directly or indirectly, as a result of, or based upon or arising from, the Beer Business, except for any such Loss arising primarily from the actions of the indemnified party. Panamco agrees to indemnify and hold harmless FIFCO and Beer and their respective officers, directors and representatives from and against any Loss, that may be imposed on or otherwise incurred or suffered by FIFCO and Beer arising, directly or indirectly, as a result of, or based upon or arising from, the Soft Drink Business, except for any such Loss arising primarily from the actions of the indemnified party.

                                  ARTICLE III
                       TERM, TERMINATION AND EXCLUSIVITY

     SECTION 3.01.   TERM.

     (a) This MOU shall become effective on the date first written above and shall cease to have binding effect (except as otherwise provided herein) upon the Parties upon the earliest of the following events: (i) the selling shareholders terminate the bidding contest for the sale of the Shares; (ii) the commencement of the liquidation/dissolution of the SPV as contemplated by
Section 2.02 above; (iii) the Parties mutually agree in writing to terminate this MOU; and/or (iv) upon the sale of Coca-Cola and CBP to the Parties as provided in Section 2.07 above (or any alternative structure as contemplated therein).

     (b) None of the Parties shall have a right of action or other claim against the other as a result of the termination of this MOU under the provisions established above.

     (c) In the event of a termination of this MOU pursuant to Section 3.01(a)(iv), the following sections shall survive: 2.05, 2.06, 2.07, 2.08, 2.09, 2.10 and Article V. In the event of a termination of this MOU for any other reason, the following sections shall survive: 2.08, 2.10, 5.01, 5.05 and 5.07.

                                  ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE PARTIES

     SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE PARTIES. Each Party represents and warrants to the other Parties as follows:

     (a) that it is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdiction of incorporation and has the full power and authority to carry on its business as contemplated hereby and fully to perform its obligations under this MOU;

     (b) that the execution, delivery and performance by it of this MOU does not and will not (i) contravene, violate or conflict with its by-laws, (ii) contravene, violate or conflict with any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to it, or
(iii) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien pursuant to, any note, bond, mortgage, indenture contract, agreement, lease, license, permit, franchise or other agreement or instrument to which it is a party; and

     (c) this MOU has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforceability may be limited by bankruptcy laws and regulations and by general equitable principles.

                                   ARTICLE V
                           MISCELLANEOUS PROVISIONS

     SECTION 5.01. CONFIDENTIALITY.

     (a) The Parties recognize and agree that, in the course of their negotiations and due diligence, they have and will be exchanging nonpublic, proprietary and confidential information regarding the other Parties, the disclosure of which would be detrimental to the Party providing such information. Each Party agrees to treat all such information delivered to it by the other Party as confidential, and to protect such information from disclosure to any third Party, in whole or part, without the prior written consent of the providing Party; provided, however, that the following information shall not be considered confidential or proprietary and neither Party shall have any obligation to treat it as such: (i) information that was known to the receiving Party at the time of disclosure to it by the providing Party; (ii) information that was in the public domain at the time of disclosure by the providing Party; and (iii) information that was obtained by the receiving Party from a third Party who was under no obligation of nondisclosure with respect thereto; and provided, further, that either Party shall have the right to disclose any confidential information as required by court order or applicable law or regulation. The Parties agree to cause their employees, agents and representatives to maintain the confidentiality of any such information in accordance with the provisions of this paragraph.

     (b) The Parties agree to maintain the confidentiality of such information for a period of five (5) years from the effective date of this MOU or until earlier relieved of such obligation by written notice from the providing Party or until such information passes into the public domain through no fault of the receiving Party.

     (c) The Parties do not intend to restrict a Party's use of information and know-how that it possessed prior to entering into this MOU or information and know-how developed by a Party or any of its affiliates in connection with work on other projects undertaken during the term of this MOU.

     (d) The obligations of confidentiality set forth in this Article shall survive termination, cancellation or expiration of this MOU or dissolution of the SPV.

     SECTION 5.02. NO IMPLIED WAIVERS. The failure of a Party to insist upon or enforce strict performance of any of the provisions of this MOU shall not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provisions, rights and remedies in that or any other instance; rather, the same shall be and remain in full force and effect.

     SECTION 5.03. SEVERABILITY. The invalidity or unenforceability of any -provision, clause or part of this MOU, or the application thereof under certain circumstances, shall not affect the validity or enforceability of the remainder of this MOU, or the application of such provision, clause or part under other circumstances.

     SECTION 5.04. SUCCESSORS AND ASSIGNS. This MOU shall be binding upon, and inure for the benefit of, the Parties and their respective successors (including, without limitation, by means of acquisition or merger) and permitted assigns. None of the Parties may assign its rights under this MOU without the prior written consent of the other Parties, provided that a Party may assign such rights to an affiliate without obtaining such consent so long as such assignor remains liable hereunder.

     SECTION 5.05. COSTS AND EXPENSES. Except as otherwise provided herein, the Parties agree that each Party shall pay the costs and expenses incurred by itself in connection with the Transaction and jointly shall bear the costs and expenses incurred by the SPV in connection with the Transaction.

     SECTION 5.06. NOTICES. All notices or other communications permitted or required pursuant to this MOU shall be in writing and shall be deemed given on the date received, whether by personal delivery or by mail, postage prepaid, certified with return receipt, to the following addresses:

                If to Panamco:

                         c/o Panamco L.L.C.
                         701 Waterford Way
                         Suite 800
                         Miami, Fl 33126
                         Phone: (305) 929-0800
                         Facsimile: (305) 856-3900
                         Attention: Annette Franqui

                If to FIFCO:

                         Florida Ice and Farm Co.
                         APDO. 10021
                         San Jose, Costa Rica
                         Phone:  (506) 221-3722
                         Facsimile: (506) 223-7830
                         Attention: Rodolfo Jimenez


                If to Beer:

                         Heineken Finance N.V.
                         Kaya W.F.G. (Jombi) Mensing 32
                         P.O. Box 3056
                         Curacao, Netherlands Antilles
                         Phone: 5999 461 5444
                         Facsimile: 5999 461 5523
                         Attention: Managing Director

                         with a copy to:

                         Heineken International B.V.
                         Tweede Weteringplantsoen 21
                         P.O. Box 28, 1000 AA
                         Amsterdam, Netherlands
                         Phone: +31-20-523-9800
                         Facsimile: +31-20-523-9790
                         Attention: Rene Hooft Graafland


     SECTION 5.07. GOVERNING LAW; SUBMISSION TO JURISDICTION.

     (a) This MOU shall be governed by and construed in accordance with the laws of the Republic of Panama.

     (b) Any claim, dispute or controversy arising in connection with this MOU shall be settled by final binding arbitration under the Rules of Arbitration of the International Chamber of Commerce in New York City, New York. The arbitration shall be heard and determined by a panel of three arbitrators, with Panamco selecting one arbitrator, Beer and FIFCO selecting one arbitrator and the final arbitrator selected by the first two arbitrators. The award rendered by the arbitrators shall be final, and judgment may be entered upon it in accordance with law in any court having jurisdiction thereof. The Parties waive, to the fullest extent permitted by applicable law, and agree not to invoke or exercise, any rights to appeal, review or impugn such decision or award by any court or tribunal. Each Party shall be entitled to seek interim measures of protection in the form of injunctive relief. At any hearing of oral evidence, each Party shall have the right to present and examine its witnesses and to cross-examine the witnesses of the other Party or Parties and each Party shall have the right to conduct reasonable discovery of the other Party or Parties. This provision shall survive the termination of this MOU.

     SECTION 5.08. STATUS OF RELATIONSHIP. No Party is hereby constituted an agent or legal representative of any other Party hereto, and no Party is granted any right or authority hereunder to assume or create any obligation, expressed or implied, or to make any representation, covenant, warranty, or guaranty on behalf of any other party or the SPV, except as provided herein.

     SECTION 5.09. ENTIRE AGREEMENT. This MOU constitutes the entire agreement between the parties with respect to the subject matter of this MOU and supersedes all prior or contemporaneous negotiations or agreements, whether oral or written.

     SECTION 5.10. EXECUTION IN COUNTERPARTS; FACSIMILE SIGNATURES. This MOU may be executed in two or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement. Facsimile signatures shall be treated as originals.

     IN WITNESS WHEREOF, the Parties have caused this MOU to be executed by their duly authorized representatives, effective as of the date first written above.

                                           INTER-AMERICAN FINANCIAL CORPORATION


                                                  By
                                                     /s/ Annette Franqui
                                                     -------------------------
                                                  Name:  Annette Franqui
                                                  Title: Authorized Signatory


                                           FLORIDA ICE AND FARM CO.


                                                  By
                                                     /s/ Pedro Dobles Villela
                                                     -------------------------
                                                  Name:  Pedro Dobles Villela
                                                  Title: Director General


                                           HEINEKEN FINANCE N.V.


                                                  By
                                                     /s/ R. de Paus
                                                     -------------------------
                                                  Name:  R. de Paus
                                                  Title: Director